Exhibit 99.1

AIRSPAN NETWORKS HOLDINGS INC. REPORTS SECOND QUARTER 2022 RESULTS, WITH GROWING DEMAND IN AIRSPAN'S CORE MARKETS, NAMELY MOBILE NETWORKS, PRIVATE NETWORKS AND FIXED WIRELESS

BOCA RATON, Fla.--(BUSINESS WIRE)-- Airspan Networks Holdings Inc. (NYSE American: MIMO), which provides ground-breaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions, today announced results for the second quarter ended June 30, 2022.

Key Second Quarter Financial Highlights

•	Revenue of $46.9 million, increased 25% sequentially from first quarter 2022, and increased 12% year-over-year

•	Gross margin of 40.1% compared to 32.1% in first quarter 2022, and 45.7% in second quarter 2021

•	Net loss of $21.0 million, compared to a net loss of $29.7 million in first quarter 2022, and a net loss of $10.4 million for second quarter 2021

•	Adjusted EBITDA (non-GAAP measure) was a loss of $12.3 million compared to a loss of $18.0 million in first quarter 2022 and a loss of $5.4 million in second quarter 2021

•	Loss per share was 29 cents, compared to loss per share of 41 cents in first quarter 2022 and a loss per share of 17 cents in second quarter 2021

Second Quarter Business Highlights:

•	Strong performance in a challenging supply chain environment.

•	Continued momentum in private network deployments:

o	Added over 60 Private 4G/5G Networks in second quarter 2022 bringing the total number of Private Networks design wins to more than 300.

o	Signed Global Purchase Agreements with two additional web scale cloud providers.

o	Signed agreement with a leading global Private Networks managed service provider.

•	New milestone reached with a Tier 1 US Cable MSO with a Purchase Order in second quarter 2022, and a significant deployment throughout 2022.

•	Airspan Networks Named Winner of Three Small Cell Forum Innovation Awards, Demonstrating Solution Scalability for Both Public and Private Networks. Fifth year in a row Airspan has been honored by the Forum (link).

•	Demonstrated a fiber equivalent 4+ Gbps Fixed Wireless Access point to multi-point connection speed with one of Asia’s largest carriers and made substantial inroads with US Rural Digital Opportunity Fund recipients.

Leading Product Portfolio Drives Strong Demand

“We continue to execute our growth plan and see healthy demand for our innovative products and solutions,” said Airspan Chairman and Chief Executive Officer Eric Stonestrom. “Furthermore, we are encouraged by concrete government action on the CHIPS Act, which currently allocates $1.5B for Open RAN technology development, an area of Airspan focus and differentiation. However, the supply chain environment continues to impact sales and margin as seen in the near-term outlook.”

“Four of our largest customers signed new purchase orders during the quarter. We continue to see growing demand in the core markets we serve, namely mobile networks, private networks and fixed wireless,” said Airspan President and Chief Operating Officer Glenn Laxdal.

Business Outlook

We anticipate third quarter 2022 revenue of $42 million to $48 million at a gross margin of 38% to 40%. Both figures continue to be impacted by component availability, related expenses and challenges from COVID-19 restrictions in Asia.

Except as required by applicable securities laws, the Company does not intend to make publicly available any update or other revision to these financial projections. The Company has relied upon certain assumptions and estimates to develop these projections, including, among other things, assumptions about its order backlog and pipeline, customer adoption and subsequent expansion of 5G technologies, the mix of products sold, the performance of the Company’s outsourced supply chain and the costs of materials and services. These financial projections do not take into account any circumstances or events occurring after the date of this news release. Readers are cautioned not to place undue reliance on these financial projections. None of Airspan or any of its directors, officers, advisors or other representatives has made or makes any representation regarding ultimate performance compared to these financial projections or that these financial projections will be achieved.

Earnings Conference Call

A conference call with Airspan executives will be held on Wednesday, August 10 at 8:30 am ET. It can be accessed through a toll-free dial-in, 1-877-589-7296, or 1-215-268-9906 (local), by requesting the Airspan call, as well as on the Airspan investor relations website, ir.airspan.com. An audio replay will be available on the Airspan investor relations site following the call.

About Airspan

Airspan Networks Holdings Inc. (NYSE American: MIMO) is a U.S.-based provider of groundbreaking, disruptive software and hardware for 5G networks, and a pioneer in end-to-end Open RAN solutions that provide interoperability with other vendors. As a result of innovative technology and significant R&D investments to build and expand 5G solutions, Airspan believes it is well-positioned with 5G indoor and outdoor, Open RAN, private networks for enterprise customers and industrial use applications, fixed wireless access (FWA), and CBRS solutions to help mobile network operators of all sizes deploy their networks of the future, today. With over one million cells shipped to 1,000 customers in more than 100 countries, Airspan has global scale. For more information, visit www.airspan.com.

Cautionary Statement Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, Airspan’s plans, objectives, expectations and intentions with respect to future operations, products and services, projected financial performance, and other statements identified by words such as “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimated,” “believe,” “intend,” “plan,” “projection,” “outlook” or words of similar meaning. Any such forward-looking statements are based upon the current beliefs and expectations of Airspan’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond Airspan’s control.

Actual results, performance or achievements may differ materially, and potentially adversely, from any forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond Airspan’s control, which may include, among other things: the risk of downturns and the possibility of rapid change in the highly competitive industry in which Airspan operates; changes in laws and regulations affecting Airspan’s business; the risk that Airspan and its current and future collaborators are unable to successfully develop and commercialize Airspan’s products or services, or experience significant delays in doing so; the risk that Airspan does not achieve or sustain profitability; the risk that Airspan will need to raise additional capital to execute its business plan, which may not be available on acceptable terms or at all; the risk that Airspan experiences difficulties in managing its growth and expanding operations; the risk that third-party suppliers and manufacturers are not able to fully and timely meet their obligations; the risk of product liability or regulatory lawsuits or proceedings relating to Airspan’s products and services; and the risk that Airspan is unable to secure its intellectual property. For further information identifying important factors that could cause actual results to differ materially from those anticipated in the forward-looking statements, please refer to the Risk Factors section of Airspan’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the US Securities and Exchange Commission. All information set forth herein speaks only as of the date hereof in the case of information about Airspan or the date of such information in the case of information from persons other than Airspan, and Airspan disclaims any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Airspan’s industry and end markets are based on sources it believes to be reliable, however there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Non-GAAP Measures

This news release references non-GAAP measures. Non-GAAP measures do not have a standardized meaning and are, therefore, unlikely to be comparable to similar measures presented by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation of, or as a substitute for, the financial information prepared and presented in accordance with GAAP. Non-GAAP financial measures referred to in this report are labeled as “non-GAAP measure.”

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated BALANCE SHEETS

(in thousands, except for share data)

	June 30, 2022	December 31, 2021
ASSETS
Current assets:
Cash and cash equivalents	$36,305	$62,937
Restricted cash	51	185
Accounts receivable, net of allowance of $298 and $309 at June 30, 2022 and December 31, 2021, respectively	48,267	57,980
Inventory	17,519	17,217
Prepaid expenses and other current assets	16,612	18,833
Total current assets	118,754	157,152
Property, plant and equipment, net	7,666	7,741
Goodwill	13,641	13,641
Intangible assets, net	5,870	6,438
Right-of-use assets, net	5,488	6,585
Other non-current assets	3,761	3,942
Total assets	$155,180	$195,499

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$26,669	$29,709
Deferred revenue	4,588	2,902
Accrued expenses	26,902	26,967
Senior term loan, current portion	3,577	3,187
Subordinated debt	10,844	10,577
Current portion of long-term debt	259	275
Total current liabilities	72,839	73,617
Subordinated term loan - related party	39,706	37,991
Senior term loan	37,459	37,876
Convertible debt	42,605	41,343
Other long-term liabilities	16,042	20,924
Total liabilities	208,651	211,751

Commitments and contingencies

Stockholders’ deficit:
Common stock, $0.0001 par value; 250,000,000 shares authorized; 72,335,952 shares issued and outstanding at both June 30, 2022 and December 31, 2021	7	7
Additional paid-in capital	763,128	749,592
Accumulated deficit	(816,606)	(765,851)
Total stockholders’ deficit	(53,471)	(16,252)
Total liabilities and stockholders’ deficit	$155,180	$195,499

AIRSPAN NETWORKS HOLDINGS INC.

 UNAUDITED CONDENSED consolidated STATEMENTS OF OPERATIONS

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Revenues:
Products and software licenses	$44,031	$34,793	$77,607	$73,535
Maintenance, warranty and services	2,914	7,255	6,902	14,448
Total revenues	46,945	42,048	84,509	87,983

Cost of revenues:
Products and software licenses	26,864	21,732	51,337	45,209
Maintenance, warranty and services	1,253	1,088	2,275	2,602
Total cost of revenues	28,117	22,820	53,612	47,811
Gross profit	18,828	19,228	30,897	40,172

Operating expenses:
Research and development	16,720	15,524	33,241	29,898
Sales and marketing	9,010	7,482	18,340	14,842
General and administrative	11,089	4,445	22,247	8,900
Amortization of intangibles	284	299	568	598
Total operating expenses	37,103	27,750	74,396	54,238

Loss from operations	(18,275)	(8,522)	(43,499)	(14,066)

Interest expense, net	(4,207)	(2,512)	(8,775)	(4,950)
Gain on extinguishment of debt	-	2,096	-	2,096
Other income (expense), net	1,353	(1,388)	1,304	(6,880)

Loss before income taxes	(21,129)	(10,326)	(50,970)	(23,800)

Income tax benefit (expense), net	112	(92)	215	(167)

Net loss	$(21,017)	$(10,418)	$(50,755)	$(23,967)

Loss per share - basic and diluted	$(0.29)	$(0.17)	$(0.70)	$(0.40)
Weighted average shares outstanding - basic and diluted	72,335,952	59,714,562	72,335,952	59,713,471

AIRSPAN NETWORKS HOLDINGS INC.

UNAUDITED CONDENSED consolidated STATEMENTS OF CASH FLOWS

	Six Months Ended June 30,
	2022	2021

Cash flows from operating activities:
Net loss	$(50,755)	$(23,967)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	2,275	2,129
Foreign exchange gain on long-term debt	(16)	(1)
Bad debt expense	7	138
Gain on extinguishment of debt	-	(2,096)
Change in fair value of warrants and derivatives	(3,936)	4,517
Non-cash debt amendment fee	463	-
Share-based compensation	13,536	1,489
Total adjustments	12,329	6,176
Changes in operating assets and liabilities:
Decrease in accounts receivable	9,706	30,812
Increase in inventory	(302)	(1,029)
Decrease (increase) in prepaid expenses and other current assets	2,221	(1,460)
Decrease in other non-current assets	181	56
Decrease in accounts payable	(3,040)	(18,959)
Increase (decrease) in deferred revenue	1,686	(2,792)
(Decrease) increase in other accrued expenses	(65)	3,713
Increase (decrease) in other long-term liabilities	151	(247)
Increase in accrued interest on long-term debt	5,394	3,881
Net cash used in operating activities	(22,494)	(3,816)

Cash flows from investing activities:
Purchase of property, plant and equipment	(1,632)	(3,123)
Net cash used in investing activities	(1,632)	(3,123)

Cash flows from financing activities:
Repayments of senior term loan	(2,640)	–
Proceeds from the exercise of stock options	-	69
Proceeds from the sale of Series H stock, net	-	505
Proceeds from the issuance of Series H warrants	-	142
Net cash (used in) provided by financing activities	(2,640)	716

Net decrease in cash, cash equivalents and restricted cash	(26,766)	(6,223)

Cash, cash equivalents and restricted cash, beginning of year	63,122	18,618

Cash, cash equivalents and restricted cash, end of period	$36,356	$12,395

The following tables present the reconciliation of net loss, the most directly comparable GAAP measure, to Adjusted EBITDA:

	Three Months Ended
($ in thousands)	June 30, 2022	March 31, 2022
Net loss	$(21,017)	$(29,738)

Adjusted for:
Interest expense, net	4,207	4,568
Income tax benefit, net	(112)	(103)
Depreciation and amortization	1,154	1,121
EBITDA	(15,768)	(24,152)
Share-based compensation expense	6,972	6,564
Change in fair value of warrant liability and derivatives	(3,479)	(457)
Adjusted EBITDA	$(12,275)	$(18,045)

	Three Months Ended June 30,
($ in thousands)	2022	2021
Net loss	$(21,017)	$(10,418)

Adjusted for:
Interest expense, net	4,207	2,512
Income tax (benefit) expense, net	(112)	92
Depreciation and amortization	1,154	1,076
EBITDA	(15,768)	(6,738)
Share-based compensation expense	6,972	828
Change in fair value of warrant liability and derivatives	(3,479)	545
Adjusted EBITDA	$(12,275)	$(5,365)

Investor Relations Contact:
Brett Scheiner
561-893-8660
IR@airspan.com

Media Contact:
mediarelations@airspan.com